Exhibit 99.1

Neogen Announces Pricing of $350.0 Million Senior Notes Offering and Entry into $800.0 Million Senior Secured Credit Agreement by Garden SpinCo Corporation

LANSING, Mich., July 7, 2022 — Neogen Corporation (“Neogen”) (NASDAQ: NEOG) announced today that on July 6, 2022 Garden SpinCo Corporation (“SpinCo”), a direct wholly-owned subsidiary of 3M Company (“3M”), priced an offering of $350.0 million aggregate principal amount of 8.625% senior notes due 2030 (the “Notes”) in a private placement at par.

The Notes are being offered as part of the financing for the proposed combination of the Food Safety Business of 3M with Neogen in a Reverse Morris Trust transaction (the “Merger”).  The closing of the offering of the Notes is not contingent on the completion of the Merger, and Neogen expects the offering of the Notes to be completed on or about July 20, 2022, subject to customary closing conditions, prior to the consummation of the Merger.

The Notes will initially be issued by SpinCo to 3M and are expected to be transferred and delivered by 3M to the selling securityholder in the offering, in satisfaction of certain of 3M’s existing debt. SpinCo will not receive any proceeds from the sale of the Notes by the selling securityholder.  Prior to the distribution of the shares of SpinCo’s common stock to 3M stockholders, the Notes will be guaranteed on a senior unsecured basis by 3M. Upon consummation of such distribution, 3M will automatically, irrevocably and unconditionally be released from all obligations under its guarantee. Upon the effectiveness of the Merger, the Notes will be guaranteed on a senior unsecured basis by Neogen and certain wholly-owned domestic subsidiaries of Neogen.

The Notes are to be issued in a private offering exempt from registration in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes are being offered and sold only (1) to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and (2) outside the United States to certain non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements of the Securities Act or any state securities laws.

Separately, on June 30, 2022, SpinCo entered into a credit agreement consisting of a five-year senior secured term loan facility in the amount of $650.0 million and a five-year senior secured revolving facility in the amount of $150.0 million (collectively, the “Credit Facilities”), which, subject to customary closing conditions, will be available in connection with the Merger and related transactions. The Credit Facilities, together with the Notes, when incurred, represent the financing contemplated in connection with the Merger.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Neogen

Neogen Corporation develops and markets comprehensive solutions dedicated to food and animal safety, operating with the intention to “Every day, protect the people and animals we care about.” The company’s Food Safety segment markets dehydrated culture media and diagnostic test kits to detect foodborne bacteria, natural toxins, food allergens, drug residues, plant diseases, and sanitation concerns. Neogen’s Animal Safety segment is a leader in the development of genomic solutions along with the manufacturing and distribution of a variety of animal healthcare products, including diagnostics, pharmaceuticals, veterinary instruments, wound care, and disinfectants, as well as rodent and insect control solutions.

Cautionary Note on Forward-Looking Statements

This communication includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between Neogen, 3M and SpinCo. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements, other than historical facts, including, but not limited to, statements regarding the expected timing of the completion of the sale of the Notes, the expected timing and structure of the proposed transaction, the ability of the parties to complete the proposed transaction, the expected benefits of the proposed transaction, including future financial and operating results and strategic benefits, the tax consequences of the proposed transaction, and the combined Neogen-SpinCo company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions, and any assumptions underlying any of the foregoing, are forward-looking statements.

These forward-looking statements are based on Neogen and 3M’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from Neogen and 3M’s current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the proposed transaction may not be satisfied or waived, on a timely basis or otherwise, including that the required approval by the shareholders of Neogen may not be obtained; (2) the risk that the proposed transaction may not be completed on the terms or in the timeframe expected by Neogen, 3M and SpinCo, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of Neogen and 3M’s food safety business, on the expected timeframe or at all; (6) the ability of the combined company to implement its business strategy; (7) difficulties and delays in the combined company achieving revenue and cost synergies; (8) inability of the combined company to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the proposed transaction; (10) the risk that stockholder litigation in connection with the proposed transaction or other litigation, settlements or investigations may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (11) evolving legal, regulatory and tax regimes; (12) changes in general economic and/or industry specific conditions; (13) actions by third parties, including government agencies; (14) the risks that the anticipated tax treatment of the proposed transaction is not obtained; (15) the risk of greater than expected difficulty in separating the Food Safety Business from the other businesses of 3M; (16) risks related to the disruption of management time from ongoing business operations due to the pendency of the proposed transaction, or other effects of the pendency of the proposed transaction on the relationship of any of the parties to the proposed transaction with their employees, customers, suppliers, or other counterparties; and (17) other risk factors detailed from time to time in Neogen’s and 3M’s reports filed with the Securities and Exchange Commission (the “SEC”), including Neogen’s and 3M’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC, including Neogen’s registration statement on Form S-4 (Reg. No. 333-263667), Neogen’s preliminary proxy statement initially filed with the SEC on March 18, 2022 and SpinCo’s registration statement on Form S-4 and Form S-1 (Reg. No. 333-263669), in each case, filed with the SEC in connection with the proposed transaction. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. None of Neogen, 3M or SpinCo undertakes, and each party expressly disclaims, any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, on March 17, 2022, Neogen filed a registration statement on Form S-4 (Reg. No. 333-263667) that includes a prospectus relating to the shares of Neogen common stock to be issued in the proposed transaction and SpinCo filed a registration statement on Form S-4 and Form S-1 (Reg. No. 333-263669) in connection with its separation from 3M that contains a prospectus relating to the shares of SpinCo common stock to be issued in the proposed transaction (as amended and as they may be further amended or supplemented from time to time, the “Registration Statements”). In addition, on March 18, 2022, Neogen filed a separate preliminary proxy statement with the SEC with respect to the special meeting of Neogen shareholder in connection with the proposed transaction (as amended and as it may be further amended or supplemented from time to time, the “preliminary proxy statement”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS, PROSPECTUSES, PRELIMINARY AND DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE MADE AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT NEOGEN, 3M, SPINCO AND THE PROPOSED TRANSACTION. The Registration Statements, proxy statement and other documents relating to the proposed transaction (as they become available) can also be obtained free of charge from the SEC’s website at www.sec.gov. The Registration Statements, proxy statement and other documents (as they become available) can also be obtained free of charge from 3M upon written request to 3M Investor Relations Department, Bldg. 224-1 W-02, St. Paul, MN 55144, or by e-mailing investorrelations@3M.com or upon written request to Neogen’s Investor Relations, 620 Lesher Place, Lansing, Michigan 48912 or by e-mailing ir@neogen.com.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any investor or security holder. However, Neogen, 3M and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of Neogen in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Neogen in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the Registration Statements  and preliminary proxy statement referenced above that are filed with the SEC and will be set forth in the definitive proxy statement. Information about the directors and executive officers of Neogen may also be found in Neogen’s Annual Report on Form 10-K filed with the SEC on July 30, 2021, and its definitive proxy statement relating to its 2021 Annual Meeting of Shareholders filed with the SEC on August 31, 2021. Information about the directors and executive officers of 3M may be found in its Annual Report on Form 10-K filed with the SEC on February 9, 2022, and its definitive proxy statement relating to its 2022 Annual Meeting of Stockholders filed with the SEC on March 23, 2022. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Registration Statements and preliminary proxy statement and will be set forth in the definitive proxy statement filed with the SEC.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

For more information, contact:

NEOGEN Media Contact:
Blake Sonnenshein, Partner
Brunswick Group
NEOGEN@brunswickgroup.com

NEOGEN Investor Contact:
Steve Quinlan, Chief Financial Officer
squinlan@NEOGEN.com
(517) 372-9200